UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, the Board of Directors (the “Board”) of Starbucks Corporation (the “Company”) appointed Mike Grams, currently evp, North America chief coffeehouse officer, to the position of chief operating officer (“coo”), a reinstated position in the Company’s executive leadership team, effective immediately. In addition to leading the Company’s North American coffeehouses, Mr. Grams will now oversee global coffeehouse development and global supply chain.

Mr. Grams, age 55, joined the Company in February 2025, after nearly thirty years at Taco Bell Corp. where he held various leadership positions within the company, including President and Chief Operating Officer from 2020 to 2024, Global Chief Operating Officer and General Manager, North America from 2017 to 2020 and Chief Operating Officer and Chief Development Officer from 2015 to 2019.

In connection with his appointment, Mr. Grams’ base salary will be increased from $700,000 per year to $900,000 per year, and his annual incentive bonus target will be increased from 100% of base salary to 125% of base salary, which will, in each case, be prorated for fiscal year 2025.

There are no arrangements or understandings between Mr. Grams and any other person pursuant to which he was appointed as coo. Mr. Grams does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Grams has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

On June 4, 2025, the Company also announced that Brad Lerman would no longer serve as the Company’s evp, chief legal officer, as of a date to be determined. The Company anticipates that Mr. Lerman will continue to serve as chief legal officer until his successor has been identified and is in role. Mr. Lerman’s separation from the Company meets the conditions of the “without cause” provisions of the Company’s Executive Severance and Change in Control Plan for purposes of all plan benefits thereunder.

Item 7.01    Regulation FD Disclosure.

A copy of the letter from Brian Niccol, chairman and chief executive officer, relating to the announcement described in Item 5.02, dated June 4, 2025, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter from Brian Niccol dated June 4, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	June 4, 2025
		By:	/s/ Joshua C. Gaul
Joshua C. Gaul
vice president, assistant general counsel and corporate secretary